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EX-99B9

April 25, 2004

Board of Directors
MetLife Investors USA Insurance Company
One Madison Avenue
New York, NY 10010

Re: Opinion of Counsel   MetLife Investors USA Separate Account A
                         Post-Effective Amendment No. 6 under the Securities Act of 1933 (File No. 333-54466), and
                         Amendment No. 166 under the Investment Company Act of
                         1940 (File No. 811-03365) to the Registration
                         Statement on Form N-4

Gentlemen:

I am an attorney and General Counsel to MetLife Investors USA Insurance Company ("Company"). You have requested my Opinion of Counsel in connection with the filing with the Securities and Exchange Commission of the above referenced Post-Effective Amendment (the "Amendment") for the Fixed and Variable Annuity Contracts (the "Contracts") to be issued by the Company and its separate account, MetLife Investors USA Separate Account A.

I have made such examination of the law and have examined such records and documents as in my judgment are necessary or appropriate to enable us to render the opinions expressed below.

I am of the following opinions:

1. MetLife Investors USA Separate Account A is a separate investment account of the Company and is validly existing pursuant to the laws of the State of Delaware and is a Unit Investment Trust as that term is defined in Section 4(2) of the Investment Company Act of 1940 (the "Act"), and is currently registered with the Securities and Exchange Commission, pursuant to Section 8(a) of the Act.

2. Upon the acceptance of purchase payments made by an Owner pursuant to a Contract issued in accordance with the Prospectus contained in the Registration Statement and upon compliance with applicable law, such an Owner will have a legally issued and binding contractual obligation of the Company.

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April 25, 2004
Page 2

You may use this opinion letter, or a copy thereof, as an exhibit to the Registration Statement.

I consent to the reference to me under the caption "Legal Opinions" contained in the Statement of Additional Information that forms a part of the Registration Statement.

Sincerely,


/s/ Richard C. Pearson
Richard C. Pearson
General Counsel